Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2005 Incentive Plan of Penwest Pharmaceuticals Co. of our reports dated March 12, 2008, with respect to the financial statements and schedule of Penwest Pharmaceuticals Co. included in its Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of internal control over financial reporting of Penwest Pharmaceuticals Co. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Stamford, Connecticut
July 2, 2008